FIRST AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

     This First Amendment to that certain Asset Purchase Agreement is made as of December 11, 2002, by and among ESSEX ACQUISITION CORP., a Delaware corporation ("Buyer"), ESSEX COMMUNICATIONS, INC., a New York corporation ("Essex"), and eLEC COMMUNICATIONS CORP., a New York corporation ("ELEC") (Essex and ELEC are sometimes hereinafter referred to as "Sellers").

                                 R E C I T A L S

     WHEREAS, Buyer and Sellers wish to amend certain terms of the Asset Purchase Agreement, dated as of September 3, 2002 (the "Asset Purchase Agreement"), among Buyer, Essex and ELEC; and

     WHEREAS, Buyers and Sellers desire to reduce the terms of the amendments to writing in accordance with Section 10.4 of the Asset Purchase Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties and agreements contained herein, the parties agree as follows:

     1. Section 2.2(a) of the Disclosure Memorandum is hereby modified and amended such that Buyer shall not acquire and Sellers shall not sell, transfer or assign to Buyer either the shares of, or the entity known as, Essex Telecommunications of Virginia, Inc., and that such asset shall be deemed an Excluded Asset and included on Section 2.3 of the Disclosure Memorandum.

     2. Section 2.2(h) of the Disclosure Memorandum is hereby modified and amended such that Buyer shall only acquire the state certifications, governmental permits and authorizations to transact business therein, with respect to the states of Colorado, New York, Rhode Island and West Virginia and the United States. State certifications, governmental permits and authorizations to transact business therein, with respect to the states of Alabama, Arkansas, Arizona, California, Connecticut, Delaware, Florida, Georgia, Iowa, Idaho, Illinois, Indiana, Kansas, Kentucky, Louisiana, Maryland, Michigan, Minnesota, Mississippi, Montana, North Carolina, North Dakota, Nebraska, New Hampshire, New Jersey, Nevada, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, Wisconsin and Wyoming shall be deemed Excluded Assets and included on Section 2.3 of the Disclosure Memorandum.

     3. Section 2.2(b) of the Disclosure Memorandum is hereby modified and amended such that Buyer shall acquire the Interconnect Agreements with respect to the states of Colorado Connecticut, New Jersey, New York, Massachusetts, Pennsylvania, Rhode Island, Virginia and West Virginia. Interconnect Agreements with respect to the states of Alabama, Arkansas, Arizona, California, Delaware, Florida, Georgia, Iowa, Idaho, Illinois, Indiana, Kansas, Kentucky, Louisiana, Maryland, Michigan, Minnesota, Mississippi, Montana, North Carolina, North Dakota, Nebraska, New Hampshire, Nevada, Ohio, Oklahoma, Oregon, South Carolina, South Dakota, Tennessee, Texas, Utah, Washington, Washington D.C., Wisconsin and Wyoming shall be deemed Excluded Assets and included on Section 2.3 of the Disclosure Memorandum.

     4. Section 5.10(i)(y) of the Asset Purchase Agreement is hereby modified and amended to provide that Seller or Essex may hire or retain any current agent with whom it or they utilized or were affiliated with prior to the Closing Date, on a non-exclusive basis, without seeking the prior written approval of Buyer prior to such engagement, provided, however, notwithstanding such permitted engagement, for the time periods proscribed in Section 5.10(a), Seller and Essex may not, directly, indirectly or through such agent, solicit, approach or otherwise contact any customer of the Business acquired by Buyer.

     5. The following individuals shall be offered continued employment with Essex through the earlier of December 20, 2002 or the Closing Date: :

         Maria Abbagnaro
         Rita Garber
         Wesley Minella
         Peter Riss
         Dolf Verra

     6. Section 7.1 of the Asset Purchase Agreement is hereby modified and amended to delete the Closing Conditions contained in Section 7.1(c), Third
                                                                      -----
Party Consents, Section 7.1(d), Shareholder Approval, Section 7.1(e), Agreement
--------------                  --------------------                  ---------
with Verizon, Section 7.1(l), Customer Lines and Section 7.1(m), No Material
------------                  --------------                     -----------
Adverse Change; provided, however, the Closing Date as contemplated by the Asset
--------------  --------  -------
Purchase Agreement must take place on or before December 31, 2002, unless extended by the mutual agreement of the parties.

     7. Section 7.1(h) of the Asset Purchase Agreement is hereby modified and amended to provide that the Software Billing Agreement shall be in full force and effect, and be extended on the same terms and conditions as provided therein, for a term through and including May 31, 2003. The minimum monthly fee of $10,000 per month shall apply during the extended term. Buyer may extend the Software Billing Agreement on a month to month basis on the same terms and conditions for up to six more months upon 30 days notice prior to the close of the term thereof. Notwithstanding the foregoing, in order to minimize customer disruption, the billing system will remain on its current servers until the termination of the Software Billing Agreement. In connection herewith, Buyer shall pay $2,500 per month for maintenance of the hardware. Telco shall assist Buyer with mass data uploads so as to reasonably minimize the amount of manual data entry required in the transition to the Cost Guard billing system. To the extent that the mass data uploads require more than five hours of assistance, Buyer agrees to compensate Sellers on an hourly basis.

     8. Section 7.2(d) of the Asset Purchase Agreement is hereby modified and amended to provide that the Software Billing Agreement shall be in full force and effect, and be extended on the same terms and conditions as provided therein, for a term through and including May 31, 2003. The minimum monthly fee of $10,000 per month shall apply during the extended term. Buyer may extend the Software Billing Agreement on a month to month basis on the same terms and conditions for up to six more months upon 30 days notice prior to the close of the term thereof. Notwithstanding the foregoing, in order to minimize customer disruption, the billing system will remain on its current servers until the termination of the Software Billing Agreement. In connection herewith, Buyer shall pay $2,500 per month for maintenance of the hardware. Telco shall assist Buyer with mass data uploads so as to reasonably minimize the amount of manual data entry required in the transition to the Cost Guard billing system. To the extent that the mass data uploads require more than five hours of assistance, Buyer agrees to compensate Sellers on an hourly basis.

     9. Section 7.1(n) shall be added, entitled Opinion of Counsel, which provides as follows: Buyer shall have been provided the favorable opinion of Sellers' counsel, dated the Closing Date, addressed to Buyer, in form and substance reasonably satisfactory to Buyer and its counsel, which opinion shall be limited solely to the favorable opinion with respect to the authority of Sellers to consummate the transaction contemplated hereby.

         10. Section 7.1(o) shall be added, entitled Transfer of Post Office Box and Associated Bank Accounts, which provides as follows: At or promptly following the Closing Date, Sellers will transfer and assign to Buyer all right, title and interest in and to that certain post office box known as P.O. Box 0138, Newark, NJ 07101-0138 as well as those certain First Union Bank Accounts, Account Nos. 2000008090997, 2030000170115, 2000008161761 and 2030000980033,
associated therewith. To the extent that any deposit are received at such post office box or such accounts with respect to the Excluded Assets, Buyer shall transfer such funds to Seller.

     11. Unless indicated otherwise, all capitalized terms shall have the meaning ascribed to them in the Asset Purchase Agreement.

     12. All other terms and conditions of the Asset Purchase Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Asset Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

ESSEX ACQUISITION CORP.             ELEC COMMUNICATIONS CORP.


By:      ______________________             By:      _________________________
Name:    ______________________             Name:    _________________________
Title:   ______________________             Title:   _________________________

                                            ESSEX COMMUNICATIONS INC.


                                            By:      _________________________
                                            Name:    _________________________
                                            Title:   _________________________